                                  EXHIBIT 99.2

           FORM OF CLICKAGENTS.COM, INC. STOCK OPTION AWARD AGREEMENT

                                                                    EXHIBIT 99.2

                       CLICK AGENTS.COM, INC., ("COMPANY")
                                STOCK OPTION PLAN
                          STOCK OPTION AWARD AGREEMENT

         Unless otherwise defined herein, capitalized terms used in this Stock Option Award Agreement ("Agreement") shall have the same meanings as those set forth in the Plan (as defined below).

I.       NOTICE OF STOCK OPTION AWARD

         Grantee's Name and Address:


         -----------------------------------------------

         You have been granted an option to purchase shares of Common Stock of the Company, subject to the terms and conditions of this Agreement and the Stock Option Plan ("Plan") attached hereto, as follows:

         Date of Award:
                         -------------------------------------

         Vesting Commencement Date:
                                    --------------------------

         Exercise Price per Share:  $
                                     -------------------------
         Total Number of Shares
         Subject to the Option:
                                 -----------------------------

         Total Exercise Price  $
                                ------------------------------

         Type of Option:            Incentive Stock Option
                           -------

                                    Non-Qualified Stock Option
                           -------

         Expiration Date:
                           --------------------------------------------


         VESTING SCHEDULE

         Subject to Grantee's Continuous Service and other limitations set forth in this Agreement and the Plan, the Option may be exercised, in whole or in part, in accordance with the following schedule:

         All of the Shares subject to this Option are fully vested and exercisable as of the Date of Award.

II.      AGREEMENT

         1.       GRANT OF OPTION

         (a) GRANT. Click Agents.com, Inc., a Delaware corporation ("Company"), hereby grants to the Grantee ("Grantee") named in Section I of this Agreement, the Notice of Stock Option Award ("Notice"), an option ("Option") to purchase the Total Number of Shares of common stock subject to the Option ("Shares") set forth in the Notice, at the Exercise Price per share set forth in the Notice ("Exercise Price") subject to the terms and provisions of the Notice, this Stock Option Award Agreement ("Option Agreement") and the Company's Stock Option Plan ("Plan") adopted by the Company, which are incorporated herein by reference.

         (b) TYPE OF OPTION. If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any parent or subsidiary) exceeds $100,000, then to the extent of the Shares covered thereby in excess of the foregoing limitation, such excess Options shall be treated as non-qualified stock options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

         2.       EXERCISE OF OPTION

         (a) RIGHT TO EXERCISE. The Option shall be exercisable during its term in accordance with the vesting schedule set out in the Notice and with the applicable provisions of the Plan and this Agreement. The Option shall be subject to the provisions of Section 11.02 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. No partial exercise of the Option may be for less than the lesser of five percent (5%) of the Total Number of Shares subject to the Option or the remaining number of Shares subject to the Option. In no event shall the Company issue fractional Shares.

         (b) METHOD OF EXERCISE. The Option shall be exercisable only by delivery of the exercise notice set out in the Notice ("Exercise Notice") stating the election to exercise the Option, the whole number of Shares for which the Option is being exercised, and such other provisions as may be required by the Administrator. The Exercise Notice shall be signed by the Grantee and shall be delivered in person or by certified mail to the Secretary of the Company, along with payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by payment of the Exercise Price. No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise comply with all Applicable Laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares.

         (c) TAXES. No Shares shall be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of foreign, federal, state, and local income and employment tax withholding obligations.

         (d) GRANTEE'S REPRESENTATIONS. If the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, then the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion the Option, deliver to the Company his or her Investment Representation Statement accompanying the Exercise Notice.

         3. METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following methods, or a combination thereof, at the election of the Grantee, provided that such exercise method does not then violate any Applicable Law:

                  (i)      cash;

                  (ii)     check;

                  (iii) if the exercise occurs on or after the Registration Date, surrender of (A) Shares or (B) at the option of the Administrator, delivery of a properly executed form of attestation of ownership of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) that have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

                  (iv) if the exercise occurs on or after the Registration Date, payment through a broker/dealer sale-and-remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

        4. RESTRICTIONS ON EXERCISE. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any applicable laws. In addition, the Option may be exercised prior to the time that the Plan has been approved by the shareholders of the Company; provided, however, that all Shares issued upon any such exercise shall be rescinded if shareholder approval is not obtained within the time prescribed, and Shares issued on any such exercise shall not be counted in determining whether shareholder approval is obtained.

        5. TERMINATION OR CHANGE OF CONTINUOUS SERVICE. If the Grantee's Continuous Service terminates, other than for Cause, the Grantee may, to the extent otherwise so entitled at the date of such termination ("Termination Date"), exercise the Option during the period of time commencing on the Termination Date and ending three (3) months thereafter ("Post-Termination Exercise Period"). If the Grantee's Continuous Service is terminated for Cause, the Grantee's right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee's Continuous Service. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee's change in status from Employee to Consultant or Consultant to Employee, the Option shall remain in effect and, except to the extent otherwise determined by the Administrator, continue to vest; provided, however, with respect to any Incentive Stock Option that remains in effect after a change in status from Employee to Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the date three (3) months and one (1) day following such change in status. Except as provided in Sections 6 and 7 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

        6. DISABILITY OF GRANTEE. If the Grantee's Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve
(12) months from the Termination Date (and in no event later than the Expiration
Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date; provided, however, that if such Disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the date three (3) months and one (1) day following the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

        7. DEATH OF GRANTEE. If the Grantee's Continuous Service terminates as a result of his or her death, or in the event of the Grantee's death during the Post-Termination Exercise Period, then the Grantee's estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the date of termination, within twelve (12) months from the date of such termination (but in no event later than the Expiration Date). To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

        8. NON-TRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The terms of the Option shall be binding upon the executors, administrators, heirs, and successors of the Grantee.

         9. TERM OF OPTION. The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

        10.      COMPANY'S RIGHT OF FIRST REFUSAL

         (a) TRANSFER NOTICE. Neither the Grantee nor a transferee (either being sometimes referred to herein as the "Holder") shall sell, hypothecate, encumber, or otherwise transfer any Shares or any right or interest therein without first obtaining the prior written consent of the Company. If the Holder desires to accept a bona fide third-party offer for any or all of the Shares, then the Holder shall provide the Company with written notice ("Transfer Notice") of (i) the Holder's intention to transfer, (ii) the name of the proposed transferee,
(iii) the number of Shares to be transferred, and (iv) the proposed transfer price or value and terms thereof.

         (b) FIRST REFUSAL EXERCISE NOTICE. Within forty-five (45) days after receipt of the Transfer Notice ("Option Period") the Company and/or its assigns shall have the right to purchase ("Right of First Refusal") all but not less than all, of the Shares that are described in the Transfer Notice ("Offered Shares") at the per Share price or non-cash value and in accordance with the terms stated in the Transfer Notice, which Right of First Refusal shall be exercised by written notice ("First Refusal Exercise Notice") to the Holder.

         (c) PAYMENT TERMS. The Company shall consummate the purchase of the Offered Shares on the terms set forth in the Transfer Notice within fifteen (15) days after delivery of the First Refusal Exercise Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company and/or its assigns shall have the right to pay for the Offered Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Administrator. Upon payment for the Offered Shares to the Holder or into escrow for the benefit of the Holder, the Company or its assigns shall become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer the Offered Shares to its own name or its assigns without the further action by the Holder.

         (d) ASSIGNMENT. Whenever the Company has the right to purchase Shares under this Right of First Refusal, the Company may designate and assign one or more employee(s), officer(s), director(s), or shareholder(s) of the Company or other persons or organizations, to exercise all or a part of the Company's Right of First Refusal.

         (e) NON-EXERCISE. If the Company and/or its assigns do not collectively elect to exercise the Right of First Refusal within the Option Period or such earlier time on which the Company and/or its assigns notifies the Holder that it will not exercise the Right of First Refusal, then the Holder may transfer the Shares (i) the transfer is made under the terms and conditions and to the transferee stated in the Transfer Notice, (ii) the transfer is made within one hundred twenty (120) days of the date of the Transfer Notice, and (iii) the transferee agrees in writing that such Shares shall be held subject to the provisions of this Right of First Refusal.

         (f) EXPIRATION OF TRANSFER PERIOD. Following such one hundred twenty-
(120)-day period, no transfer of the Offered Shares shall be permitted without the preparation and submittal of a new written Transfer Notice in accordance with the requirements of this Right of First Refusal.

         (g) EXCEPTION FOR CERTAIN FAMILY TRANSFERS. Anything to the contrary contained in this section notwithstanding, the transfer of any or all of the Shares during the Grantee's lifetime or on the Grantee's death by will or intestacy to the Grantee's Immediate Family (as defined below) or a trust for the benefit of the Grantee or the Grantee's Immediate Family shall be exempt from the provisions of this Right of First Refusal ("Permitted Transfer"); provided, however, that (i) the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with the terms of this Agreement, and (ii) prior to any such transfer, each transferee shall execute an agreement pursuant to which such transferee shall agree to receive and hold such Shares subject to the provisions of this Agreement, including, without limitation, this Right of First Refusal and the Repurchase Right. "Immediate Family" as used herein shall mean spouse, domestic partner (as determined by the Administrator), child, lineal descendant or antecedent, father, mother, brother, or sister and the lineal descendants of such individuals.

         (h) TERMINATION OF RIGHT OF FIRST REFUSAL. The provisions of this Right of First Refusal shall terminate as to all Shares upon the Registration Date.

         (i) ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. If any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class is effected without the Company's receipt of consideration, then any new, substituted, or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Right of First Refusal, but only to the extent that the Shares are at the time covered by such right.

         (j) CORPORATE TRANSACTION. Immediately prior to the consummation of a Corporate Transaction, the Right of First Refusal shall automatically lapse in its entirety, except to the extent that this Option Agreement is assumed by the successor corporation (or its Parent) in connection with such Corporate Transaction, in which case the Right of First Refusal shall apply to the new capital stock or other property received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent the Shares are at the time covered by such right.

        11. STOP-TRANSFER NOTICES. To ensure compliance with the restrictions on transfer set forth in this Agreement or the Plan, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any. If the Company transfers its own securities, it may make appropriate notations to those securities.

        12. REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        13.      TAX CONSEQUENCES

         (a) GENERAL DISCLAIMER. This Section 13 presents a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

         (b) EXERCISE OF INCENTIVE STOCK OPTION. If the Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Grantee to the alternative minimum tax in the year of exercise.

         (c) EXERCISE OF INCENTIVE STOCK OPTION FOLLOWING DISABILITY. If the Grantee's Continuous Service terminates as a result of Disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Grantee must exercise an Incentive Stock Option within three (3) months after such termination for the Option to be qualified as an Incentive Stock Option.

         (d) EXERCISE OF NON-QUALIFIED STOCK OPTION. On exercise of a Non-Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee's compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

         (e) DISPOSITION OF SHARES. In the case of a Non-Qualified Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes and subject to tax at a maximum rate of twenty percent (20%). In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after receipt of the Shares and are disposed of more than two years after the Date of Award, any gain realized on disposition of the Shares also will be treated as capital gain for federal income tax purposes and subject to the same tax rates and holding periods that apply to Shares acquired on the exercise of a Non-Qualified Stock Option. If Shares purchased under an Incentive Stock Option are disposed of prior to the expiration of such one-year or two-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

        14.      LOCK-UP AGREEMENT

         (a) AGREEMENT. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge, or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the one hundred eighty- (180-) day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter may specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 14.

         (b) PERMITTED TRANSFERS. Notwithstanding the foregoing, Section 14(a) above shall not prohibit the Grantee from transferring in a Permitted Transfer (as defined in Section 10(g) above), to the extent that such transfer is not otherwise prohibited by this Agreement, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock; provided, however, that prior to any such transfer, each transferee shall execute an agreement pursuant to which such transferee shall agree to receive and hold such securities subject to the provisions of Section 15 hereof.

         (c) NO AMENDMENT WITHOUT CONSENT OF UNDERWRITER. During the period from identification as a Lead Underwriter in connection with any public offering of the Company's Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 14(a) above in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 14 may not be amended or waived except with the consent of the Lead Underwriter.

        15. ENTIRE AGREEMENT AND GOVERNING LAW. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof. Neither the Plan nor this Agreement may be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice-of-law rule. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

         17. HEADINGS. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

         18. INTERPRETATION. Any dispute regarding the interpretation of the Plan or this Agreement shall immediately be submitted by the Grantee or by the Company to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Administrator shall be final and binding on all persons.

         IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement and agree that the Option is to be governed by the terms and conditions of the Plan and this Agreement.


                                       Click Agents.com, Inc.,
                                       a Delaware corporation



                                       By:
                                           --------------------------
                                           Gurbaksh Chahal, President



ACKNOWLEDGEMENT

GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THE OPTION). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE COMPANY'S STOCK OPTION PLAN SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO THE CONTINUATION OF GRANTEE'S SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GRANTEE'S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE.

         Grantee acknowledges receipt of a copy of the Plan and the Agreement, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. Grantee has reviewed the Plan and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and the Agreement. Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under this Notice, the Plan or the Award Agreement. Grantee further agrees to notify the Company upon any change in the residence address indicated in this Agreement.


I have read this document in its entirety and understand its provisions.


Date:
      ------------------------------


Signed:
        ----------------------------